CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into this day, 6-8-2010 by and between Laurino Consulting. a Company, ("Consultant") and Latitude Clean tech Group, Inc., (The "Company").

RECITALS

WHEREAS. the Company is in need of assistance in the corporate development. business development, and strategic planning support areas; and

WHEREAS. Consultant has agreed to perform consulting work for the Company in providing corporate development. business development, and strategic planning support and consulting services and other related activities as directed by the Company:

NOW, THEREFORE. the parties hereby agree as follows:

Consultant's Services. Consultant shall be available and shall provide to the Company professional consulting services in the area of corporate development. business development, and strategic planning support ("Consulting services") as requested.

A. Consideration

1. In consideration for the Consulting Services to be performed by Consultant under this Agreement, the Company will pay Consultant a retainer fee at the rate of $2,500 per month beginning on 6-9-2010: and every month on the first day of the month following that date for Consulting Services. Consultant shall receive 5% of all Gross Income from the sales, licensing, leasing, financing or other use of the Licensed Technology for its services, payable within 30 days of cash receipt by LCT. In the event that the Company consummates an equity or debt financing (collectively referred to as "Financing Transaction") introduced by consultant, the Company's compensation to consultant shall be (i) a cash fee equal to 10% percent of the amount invested by Investor, and (ii) warrants to purchase common shares of the Company. The calculation of the number of Shares underlying the warrant shall be equal to 5% percent times the consideration received by the Company divided by the fair market value per share of the Company's common shares. The Exercise Price of the warrant shall be equal to the fair market value per share of the common stock on the date of the Financing Transaction. The

warrant shall be five years. The form of warrant shall be substantially similar to the warrant issued to the Investor.

For purposes of determining Consultant's compensation, the gross offering funds received in the Financing Transaction(s) shall include any amounts paid to the Company by investors in respect to an exercise or conversion of any of the securities or warrants issued, including the value allocated to any securities not issued pursuant to a "cashless exercise" or similar provision. All compensation earned by Finder is due and payable to Finder upon closing of the Financing Transaction.

In the event that the Company, enters into an acquisition, merger, corporate sale, business combination or similar such transaction (collectively referred to as "Corporate Transaction") introduced to the Company by Consultant, it is agreed that the Company shall pay to Finder at the time of closing of such transaction(s) which shall be calculated based on the Total Consideration of the transaction times 5%. "Total Consideration" means the gross dollar amount received by or allocated to the Company, or spent by or on behalf of, or committed to, by another party pursuant to a transaction, or the cash equivalent value of all other forms of consideration, such as tangible assets, intellectual property, securities, or other forms of property, or any debt assumed or secured by property included in the consideration.

In the event that the Company, enters into fee arrangement which shall include, but not be limited to, licensing fees, milestone payments, royalties, distribution fees and any other fees or revenues of an income nature (collectively referred to as "Fee Arrangement") with a company introduced by Consultant, it is agreed that the Company shall pay a fee to Consultant at the rate of 5% of any fees that are received by the Company. Such fee is due and payable by the Company as and when the Company receives monies pursuant to the Fee Arrangement and for as long as fees are generated irrespective of whether or not this Agreement is terminated.

2. As an upfront bonus, the Company will issue the consultant 50,000 shares of the Company's publically traded common stock of which 25,000 shares will be issued upon the execution of this agreement and the balance of 25,000 shares will be issued 90 days from the date of execution.

B. Expenses

1. Additionally, the Company will pay Consultant for the following expenses incurred while the Agreement between Consultant and the Company exists:
   a. All travel expenses to and from all work sites;
   b. Rental car expenses when required;
   c. Meal expenses in accordance with approved GSA rates;
   d. Administrative and incidental expenses;
   e. Lodging Expenses when work demands overnight stays; and
   f. Miscellaneous travel-related expenses (parking and tolls).
   g. Expenses associated with development, publication, and distribution of responses to request for quotes, proposals, sources sought, request for information, and customer presentation materials.
2. Consultant shall submit written documentation and receipts where available itemizing the dates on which expenses were incurred. The Company shall pay Consultant the amounts due pursuant to submitted reports within 14 days after a report is received by the Company.
3. Office space and supporting information technology systems will not be provided initially.

C. Independent Contractor

Nothing herein shall be construed to create an employer-employee relationship between the Company and Consultant. Consultant is an independent contractor and not an employee of the Company or any of its subsidiaries or affiliates. The consideration set forth in Section 2 shall be the sole consideration due Consultant for the services rendered hereunder. It is understood that the Company will not withhold any amounts for payment of taxes from the compensation of Consultant hereunder. Consultant will not represent to be or hold herself out as an employee of the Company.

D. Confidential Information

"Confidential information" means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including without limitation documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within a reasonable time after the initial disclosure. Confidential

Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents and other competent evidence in the receiving party's possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

E. Term

This Agreement shall commence on 6-9, 2010: and shall terminate on 6-8-2011; unless earlier terminated by either party hereto. Either party may terminate this Agreement upon Thirty (30) days prior written notice. The Company and consultant will renegotiate terms and conditions of this Agreement not later than 9-9-2010. Company shall provide written notice to Consultant of such intent to renew on or before 4-1-2011.

F. Notice

Any notice or communication permitted or required by this Agreement shall be deemed effective when personally delivered or deposited. postage prepaid. in the first class mail of the United States properly addressed to the appropriate party at the address set forth below:

1. Notices to Consultant: Laurino Consulting 50 Mohawk Drive Brightwaters. New York 11718-1610

2. Notices to the Company: Latitude Clean Tech Group, Inc., 190 NW Spanish River Blvd. Suite 101. Boca Raton. FL 33431

G. Miscellaneous

1. *Entire Agreement and Amendments.* This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and replaces and supersedes all other agreements or understandings, whether written or oral. No amendment or extension of the Agreement shall be binding unless in writing and signed by both parties.
2. *Binding Effect. Assignment.* This Agreement shall be binding upon and shall inure to the benefit of Consultant and the Company and to the Company's successors and assigns. Nothing in this Agreement shall be construed to permit the assignment by Consultant of any of its rights or obligations hereunder, and such assignment is expressly prohibited without the prior written consent of the Company.
3. *Governing Law, Severability.* This Agreement shall be governed by the laws of the State of Florida. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision.

WHEREFORE, the parties have executed this Agreement as of the date first written above.

Latitude Clean Tech Group, Inc.

By: [signature] Date 6-11-10

Consultant

By: [signature] Date 6/11/10